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                INSTRUCTION TO REGISTERED HOLDER OR DTC PARTICIPANT
                             FROM BENEFICIAL OWNER
                FOR 7.164% SENIOR SECURED BONDS DUE 2014 AND/OR
                      8.160% SENIOR SECURED BONDS DUE 2025
                                       OF
                         LSP ENERGY LIMITED PARTNERSHIP

                                      AND

                       LSP BATESVILLE FUNDING CORPORATION

    The undersigned hereby acknowledges receipt of the Prospectus dated
[            ], 1999 (the "Prospectus"), of LSP Energy Limited Partnership and
LSP Batesville Funding Corporation (together, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

    This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the 7.164% Series A Senior Secured Bonds due 2014 (the "Series A Bonds") and/or the 8.160% Series B Senior Secured Bonds due 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Private Bonds") held by you for the account of the undersigned.

    The principal amount of the Private Bonds held by you for the account of the undersigned is (fill in amount):
                   $______ principal amount of Series A Bonds
                  $______ principal amount of Series B Bonds.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    / / To TENDER the following principal amount of Private Bonds held by you for the account of the undersigned (insert amount of Private Bonds to be tendered, if any):
                   $______ principal amount of Series A Bonds
                  $______ principal amount of Series B Bonds.

    / / NOT to TENDER any Private Bonds held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Private Bonds held by you for the account of the undersigned, it is understood that you are authorized:

        (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the 7.164% Series C Senior Secured Bonds due 2014 and the 8.160% Series D Senior Secured Bonds due 2025 (together, the "Exchange Bonds") or book-entry interests therein to be acquired by the undersigned in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Bonds, (iii) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules 260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and
    (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is participating in the Exchange Offer for
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    the purpose of distributing the Exchange Bonds must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Bonds or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (vi) the undersigned understands that a secondary resale transaction described in clause (v) above and any resales of Exchange Bonds or interests therein obtained by such holder in exchange for Private Bonds or interests therein originally acquired by such holder directly from the Issuers should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers. Upon a request by the Issuers, the undersigned will deliver to the Issuers a legal opinion confirming its representation made in clause (vii) above. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Bonds for its own account pursuant to the Exchange Offer, the undersigned represents that the Private Bonds to be exchanged for the Exchange Bonds were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act;

        (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Private Bonds.
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                                   SIGN HERE

  Name of Beneficial Owner(s): _______________________________________________

  Signature(s): ______________________________________________________________

  Name(s) (please print): ____________________________________________________

  Address: ___________________________________________________________________

            __________________________________________________________________

  Telephone Number: __________________________________________________________

  Taxpayer Identification or Social Security Number: _________________________

  Date: ______________________________________________________________________
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